UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2004

TWEETER HOME ENTERTAINMENT GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24091	04-3417513
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

40 Pequot Way
Canton, Massachusetts 02021
(781) 830-3000
(Address, including zip code, of registrant’s principal executive offices and registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.02. Results of Operations and Financial Condition.
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-10.1 FIFTH AMENDMENT TO CREDIT AGREEMENT
EX-99.1 PRESS RELEASE DATED NOVEMBER 23, 2004
EX-99.2 TRANSCRIPT OF EARNINGS CONFERENCE CALL

Item 1.01 Entry into a Material Definitive Agreement.

     On November 22, 2004, the registrant and its subsidiaries entered into a Fifth Amendment to its Credit Agreement with Fleet Retail Group, a Bank of America Company, and the other lender parties thereto.

     The amendment extended the term of the agreement for an additional two years to April 1, 2008 and lowered the pricing grid on both outstanding borrowings and the unused commitment fee. The amendment also lowered the total size of the credit line to $90 million from $110 million. The registrant’s rate under the credit facility is expressed as a margin over LIBOR, and the new pricing is 25 basis points less on each of the pricing tiers. The registrant’s rate on the unused portion goes down by 7.5 basis points as well. In addition, the registrant’s administrative availability block will drop to $7.5 million from the current $11 million.

     A copy of the amendment is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

     On November 23, 2004, the registrant announced its earnings results for the quarter and year ended September 30, 2004. A copy of the press release issued by the registrant regarding the foregoing is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

     In addition, on November 23, 2004, the registrant conducted its earnings conference call for the quarter and year ended September 30, 2004. A transcript of the call is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

10.1	Fifth Amendment to Credit Agreement
99.1	Press Release dated November 23, 2004
99.2	Transcript of earnings conference call

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWEETER HOME ENTERTAINMENT GROUP, INC.
DATED: November 24, 2004	By:	/s/ Joseph G. McGuire
Joseph G. McGuire
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fifth Amendment to Credit Agreement
99.1	Press Release dated November 23, 2004
99.2	Transcript of earnings conference call